As filed with the U.S. Securities and Exchange Commission on March 3, 2016.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________
FORM S-8
_______________________________________________________________
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________________________________________________________
Guidewire Software, Inc.
(Exact name of registrant as specified in its charter)
_______________________________________________________________

Delaware	36-4468504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 East Hillsdale Blvd., Suite 800
Foster City, CA 94404
(650) 357-9100
(Address, including zip code and telephone number, of Principal Executive Offices)

GUIDEWIRE SOFTWARE, INC. 2011 STOCK PLAN
(Full title of the plan)

Marcus S. Ryu
President and Chief Executive Officer
Guidewire Software, Inc.
1001 East Hillsdale Boulevard, Suite 800
Foster City, CA 94404
(Name and address of agent for service)
(650) 357-9100
(Telephone number, including area code, of agent for service)

Copies to:
Richard A. Kline		Winston King
An-Yen E. Hu		General Counsel
Goodwin Procter LLP		Guidewire Software, Inc.
135 Commonwealth Drive		1001 East Hillsdale Boulevard, Suite 800
Menlo Park, CA 94025		Foster City, CA 94404
Telephone: (650) 752-3100		Telephone: (650) 357-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	❑
Non-accelerated filer	❑	Smaller reporting company	❑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value per share (to be issued under the 2011 Stock Plan)	3,598,589 (2)	$50.32(3)	$181,080,998.48	$18,234.86

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock of Guidewire Software, Inc. (the “Registrant”) that become issuable pursuant to the 2011 Stock Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2)
Reflects an automatic annual increase on January 1, 2016 to the number of shares of the Registrant's common stock reserved for issuance under the 2011 Plan, which annual increase is provided for in the 2011 Plan.

(3)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $50.32 per share, which represents the average of the high and low prices reported on the New York Stock Exchange on February 29, 2016.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement:

A.	The Registrant's Annual Report on Form 10-K for the year ended July 31, 2015, filed with the Commission on September 17, 2015;

B.
All other reports of the Registrant filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

C.
The description of the Registrant's common stock, par value $0.0001 per share (the “Common Stock”), contained in the Registration Statement on Form 8-A (File No. 001-35394) filed with the Commission on January 9, 2012 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys' fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The Registrant has adopted provisions in the Registrant's certificate of incorporation and bylaws that limit or eliminate the personal liability of the Registrant's directors and executive officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director or executive officer will not be personally liable to the

Registrant or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability in limited circumstances.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, the Registrant's bylaws provide that:

•
the Registrant will indemnify its directors and executive officers and, in the discretion of its board of directors, certain employees and agents to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•
the Registrant will advance reasonable expenses, including attorneys' fees, to its directors and executive officers, and in the discretion of its board of directors, to certain employees and agents, in connection with legal proceedings relating to their service for or on behalf of the Registrant, subject to limited exceptions.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors, executive officers and, at times, their affiliates, to the fullest extent permitted by the DGCL.

The Registrant also maintains general liability insurance which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on March 3, 2016.

GUIDEWIRE SOFTWARE, INC.

By:	/s/ Marcus Ryu
Marcus Ryu
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Guidewire Software, Inc., hereby severally constitute and appoint Marcus S. Ryu, Richard Hart and Winston King, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date
/s/ Marcus S. Ryu	President and Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2016
Marcus S. Ryu
/s/ Richard Hart	Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2016
Richard Hart
/s/ John Cavoores	Director (Chairman of the Board)	March 3, 2016
John Cavoores
/s/ Andrew Brown	Director	March 3, 2016
Andrew Brown
/s/ Craig Conway	Director	March 3, 2016
Craig Conway
/s/ Guy Dubois	Director	March 3, 2016
Guy Dubois
/s/ Peter Gassner	Director	March 3, 2016
Peter Gassner
/s/ Paul Lavin	Director	March 3, 2016
Paul Lavin
/s/ Clifton Thomas Weatherford	Director	March 3, 2016
Clifton Thomas Weatherford

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of common stock certificate of the Registrant (1)
5.1	Opinion of Goodwin Procter LLP
10.1	2011 Stock Plan and forms of agreement thereunder (2)
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
______________________
(1) Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1/A (File No. 333-176667), filed previously with the Commission on January 9, 2012 and incorporated by reference herein.
(2) 2011 Stock Plan and forms of agreements thereunder filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-1/A (File No. 333-176667), filed previously with the Commission on December 13, 2011, and the Form of Performance-Based Restricted Stock Unit Award Agreement filed as Exhibit 10.9 to the Registrant's Quarterly Report on Form 10-Q for the period ended October 31, 2015, filed previously with the Commission on December 2, 2015, each incorporated by reference herein.